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                                                                       Exhibit j

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of Aston/ River Road Small-Mid Cap Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 79 to the Registration Statement (Form N-1A) under the Securities Act of 1933 (Registration No. 33-68666).


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 26, 2007